Exhibit 4.1


                           1997 Stock Grant and Option Plan

                           UNANIMOUS WRITTEN CONSENT
                                     of the
                               BOARD OF DIRECTORS
                                       of
                   COMPREHENSIVE ENVIRONMENTAL SYSTEMS, INC.
                            (a Delaware corporation)


          The  undersigned,  constituting  the  entire  Board  of  Directors  of
Comprehensive Environmental Systems, Inc., a Delaware corporation (the "Company"), hereby consent in writing as of the date hereof to the adoption of the following resolutions and order that this written consent be filed with the minutes of the proceedings of the Board of Directors:

          WHEREAS, it is in the best interest of the Company to adopt an employee benefit plan, as such term is defined in the Regulations promulgated under the Securities Act of 1933 (the "Act"), under which shares of the Company's common stock, $.0001 par value ("Common Stock"), may be issued as stock grants to employees, officers, directors, consultants or advisors of the Company or under which non-qualified stock options to purchase shares of Common Stock may be issued to such individuals;

          NOW, THEREFORE, it is hereby

          RESOLVED,   that,  for  the  purpose  of  providing   compensation  or
performance incentives to Company directors, officers or employees of or consultants or advisors to the Company for bona fide services rendered other than in connection with capital-raising transactions, an employee benefit plan (the "1997 Stock Grant and Option Plan") is hereby adopted and approved by this Board under which up to a total of 500,000 shares of Common Stock may be issued either as stock grants ("Stock Grants") to employees, officers, directors of, consultants or advisors to the Company or upon exercise of non-qualified stock options ("Stock Options") granted to such individuals, and 500,000 shares of Common Stock are hereby reserved for such purposes; and be it further

          RESOLVED, that all Stock Grants or Stock Options shall be made or granted and evidenced by written agreement executed and delivered by the Company's Chief Executive Officer, as the 1997 Stock Grant and Option Plan's administrator, with the sole discretion to determine the terms of Stock Grants and Stock Options; and be it further

          RESOLVED, that the Company is authorized and directed to register under the Act on Form S-8 the 500,000 shares of Common Stock that may be issued pursuant to the 1997 Stock Grant and Option Plan; and be it further

          RESOLVED, that shares granted, or issued upon options granted, under the 1997 Stock Grant and Option Plan, when issued and paid for as required by the terms of the applicable Stock Grants or Stock Options, will be legally and validly issued, fully paid and non-assessable; and be it further

          RESOLVED, that each of the officers of the Company is hereby authorized and directed, in the name and on behalf of the Company, to do all

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acts and things, to sign, seal, execute and acknowledge all papers, instruments,
documents  and  certificates,   from  time  to  time  necessary,   desirable  or
appropriate to be done or performed in order to carry out the purpose and intent of the foregoing resolutions; and be it further

          RESOLVED, that all acts and deeds heretofore done by officers of the Company to effect the actions contemplated by the foregoing resolutions, including the preparation, execution, acknowledgement or delivery of any documents, be and they hereby are, ratified, confirmed and approved in all respects.

          IN WITNESS WHEREOF, the undersigned have executed this consent, which may be executed in counterparts, as of the 7th day of February, 1997.


/s/                                                  /s/
-------------------                                  -------------------
Michael O'Reilly                                     Anthony Towell


/s/                                                  /s/
-------------------                                  -------------------
Samuel Sadove                                        JoAnn O'Reilly